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                                                                        EX-10.26

                           TRADEMARK LICENSE AGREEMENT

            TRADEMARK LICENSE AGREEMENT ("Agreement") made as of the 30th day of June, 1999, between PHH Holdings Corporation, a Texas corporation ("Licensor"), and Avis Fleet Leasing and Management Corporation, a Texas corporation ("Licensee") and a subsidiary of Avis Rent A Car, Inc., a Delaware corporation ("Acquiror").

                                   WITNESSETH:

            WHEREAS, PHH Corporation, a Maryland corporation ("Parent"), Licensor, Acquiror and Licensee entered into an Agreement and Plan of Merger and Reorganization, dated as of May 22, 1999 (the "Merger Agreement"), as amended by the Amendment to the Agreement and Plan of Merger and Reorganization, dated as of June 30, 1999, providing for the merger of Licensor and Licensee in accordance with the Texas Business Corporation Act;

            WHEREAS, Licensor is the owner of the trademarks, trade names, logos and services marks set forth in Schedule I hereto (the "Licensed Marks");

            WHEREAS, Licensee desires to obtain from Licensor the right and license to use the Licensed Marks in commerce in connection with the Business (as defined herein); and

            WHEREAS, pursuant to the Merger Agreement, Licensor agreed to enter into this Agreement to grant to Licensee the right and license to use the Licensed Marks in connection with the Business.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            1. Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth for such terms in the Merger Agreement.

                  1.1 "Business" shall mean the vehicle management and fuel card businesses of Licensee and/or Licensor.

                  1.2 "Claims" shall have the meaning set forth in Section 13(a) herein.
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                  1.3   "Commencement Date" shall mean the effective date of
                        this Agreement, as first set forth above.

                  1.4 "Licensed Marks" shall mean the trade names, trademarks, logos and service marks set forth in Schedule I hereto.

            2. Grant of License.

                  (a) Licensor hereby grants to Licensee, and to each of its subsidiaries, a perpetual, worldwide, royalty-free, exclusive right and license to use the Licensed Marks in connection with the Business and the marketing, promotion and sale thereof. For the purposes of clarification, the exclusivity granted hereunder shall be limited to vehicle management and fuel card products and services and the marketing, promotion and sale thereof.

                  (b) Notwithstanding the foregoing, Licensor retains the right to use and to permit others to use the Licensed Marks in connection with any and all products and services other than vehicle management and fuel card products and services.

            3. Duration. This license shall commence as of the Commencement Date and shall be perpetual, unless terminated earlier in accordance with the provisions of this Agreement.

            4. Assignment; Sublicensing.

                  (a) Assignment. Either party shall be free to assign any or all of its rights and obligations hereunder to any Person; provided that such Person shall be bound by the terms and provisions hereof.

                  (b) Sublicensing. Licensee shall be free to sublicense any of its rights in the Licensed Marks to any Person, provided that: (i) Licensee shall impose on such Person obligations with respect to the Licensed Marks that are no less stringent than those required of Licensee hereunder; (ii) Licensor shall be a third party beneficiary of the sublicensee's obligations thereunder with direct rights of enforcement of such obligations; and (iii) upon any termination of this Agreement, any sublicense granted by Licensee shall terminate immediately and automatically.

            5. Ownership of the Licensed Marks.

                  (a) Licensee acknowledges that Licensor is the owner of the Licensed Marks, that use of the Licensed Marks by Licensee shall not create in Licensee's favor any ownership interest therein, and that all goodwill arising out of Licensee's use of the Licensed Marks shall inure to the benefit of Licensor.
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                  (b) Licensee hereby assigns to Licensor any rights to the
Licensed Marks which may, by operation of law or otherwise, vest in Licensee as a consequence of Licensee's activities hereunder, and any goodwill arising therefrom.

            6. Quality Control.

                  (a) Licensee acknowledges that the Licensed Marks have established extremely valuable goodwill and are well recognized in the minds of the relevant class of customers, and Licensee agrees that the products distributed and services performed by Licensee under the Licensed Marks shall equal or exceed the standard of quality heretofore established and maintained by Licensor and its affiliates in the operation of the Business. Licensor acknowledges and agrees that the manner in which Licensor and its affiliates conducted the operation of the Business immediately prior to the Commencement Date of this Agreement satisfies this requisite standard of quality.

                  (b) Licensee shall, upon Licensor's request, (i) make available to Licensor for inspection specimens demonstrating Licensee's use of the Licensed Marks and (ii) permit Licensor to inspect, not more than once every six consecutive months and then during regular business hours and on reasonable notice, the premises and facilities where the products will be sold or stored and services provided under the Licensed Marks.

                  (c) If the quality of any products or services offered by Licensee under the Licensed Marks fails to meet the standard of quality set forth in Section 6(a) hereof, then Licensor shall so notify Licensee in writing, specifying, in reasonable detail, the reason for such disapproval. Licensee will have thirty (30) days to cure the deficiency and, if such deficiency is not cured with respect to such products and/or services to Licensor's reasonable satisfaction, Licensee will not sell or deliver such products and/or services under the Licensed Marks until the deficiency is cured to Licensor's reasonable satisfaction.

            7. Use of the Licensed Marks.

                  (a) Licensee agrees to comply with all laws and regulations relating to the use of the Licensed Marks, including, but not limited to, those laws and regulations which require Licensee to indicate that it is a Licensee of the Licensed Marks, that Licensor owns the Licensed Marks, and/or that Licensee is the source of the products and/or services sold thereunder. Licensee agrees to apply statutory notice of trademark registration, where desirable.

                  (b) Licensee shall comply with all applicable international, federal, state and local laws and regulations, and obtain all foreign and domestic government approvals, pertaining to the publication, sale, distribution, provision, advertising and promotion of any products and/or services under the Licensed Marks.
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                  (c) Licensee shall not, by any act or omission, tarnish,
disparage, degrade or injure the reputation of the Licensed Marks or Licensor, and the goodwill associated therewith. Licensee shall not use any Licensed Mark except as authorized hereunder and will not use any mark confusingly similar to any Licensed Mark.

            8. Termination.

                  (a) If either party commits a material breach of its obligations under this Agreement, the non-defaulting party may terminate this Agreement on thirty (30) days' written notice; provided that such notice of termination shall be of no further force or effect if (i) the default is cured by the defaulting party to the reasonable satisfaction of the non-defaulting party within thirty (30) days after receipt of such notice, or (ii) the defaulting party is taking all reasonably feasible steps to cure a default which, by its nature, cannot be cured within said thirty (30) day period and the default is cured to the reasonable satisfaction of the non-defaulting party within ninety (90) days or such shorter period as is reasonably necessary to cure such default.

                  (b) Licensee may terminate this Agreement at any time on thirty (30) days' written notice to Licensor.

                  (c) Licensor may terminate this Agreement on thirty days' written notice to Licensee in the event that Licensee has failed to use the Licensed Marks for a continuous period of two years or has confirmed in writing that it no longer intends to use the Licensed Marks.

            9. Effect of Termination.

                  (a) Upon the termination of this Agreement, Licensee shall (i) cease all use of the Licensed Marks as of the effective date of the termination, except as permitted during the Sell-Off Period pursuant to subsection (ii) below, and (ii) within ninety (90) days of the effective date of termination ("Sell-Off Period"), sell off and/or destroy any products and other materials bearing the Licensed Marks which are in Licensee's inventory or control. After the Sell-Off Period, Licensee shall make no further use of any nature of the Licensed Marks.

                  (b) Licensee hereby agrees that, upon the termination of this Agreement, it will be deemed to have assigned to Licensor any right, equity, goodwill, title or other rights in and to the Licensed Marks which may have been vested in Licensee during the term of this Agreement. Licensee agrees to execute any instruments reasonably requested by Licensor to accomplish the foregoing. Any such assignment shall be without consideration, other than the mutual covenants and considerations set forth in this Agreement.
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                  (c) Termination of this Agreement for any reason shall not affect (i) those obligations which have accrued as of the date of termination and (ii) those obligations which, from the context thereof, are intended to survive termination of this Agreement.

            10. Infringement.

                  (a) Licensee shall promptly notify Licensor of any infringement, unauthorized use, or dilution of the Licensed Marks which may come to Licensee's attention. Licensor shall have the sole initial right to determine whether or not any action shall be taken with respect to such infringement, unauthorized use, or dilution, and the nature of the action to be taken. Licensee agrees to cooperate in any reasonable manner with Licensor in the conduct of such litigation, at Licensor's expense. Any recovery obtained by Licensor as a result of any such action brought under this Section 10(a) shall belong to Licensor.

                  (b) In the event that Licensor determines that litigation or other legal action should not be commenced or otherwise fails, after a reasonable period of time, to take reasonable action to stop such infringement, unauthorized use or dilution, Licensee may, upon Licensor's written consent (which consent shall not be unreasonably withheld), do so in its own name, and Licensor will cooperate in any reasonable manner with Licensee in the conduct of such litigation or other legal action, at Licensee's expense. Any recovery obtained by Licensee as a result of any such action brought under this Section 10(b) shall belong to Licensee.

                  (c) In the event that a third party commences an infringement or other legal action against Licensee as a result of its use of the Licensed Marks, Licensee shall promptly notify Licensor in writing of such action. Licensor may, in its sole discretion, join and control the defense of such action at Licensor's expense, and Licensee shall cooperate in such defense as requested by Licensor, at Licensor's expense.

                  (d) Notwithstanding anything to the contrary in this Section 10 or anywhere else herein, in no event shall Licensor have the right, without the prior written consent of Licensee, to enter into a settlement with any third party whereby Licensor grants any rights to, or in any way authorizes the use of, the Licensed Marks in connection with vehicle management and fuel card products and services.

            11. Representations, Warranties and Covenants of Licensor. Licensor represents and warrants to Licensee as follows:

                  (a) Licensor owns the Licensed Marks and has the right and authority to grant the licenses and rights it grants hereunder upon the terms and conditions provided herein; and
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                  (b) The use of the Licensed Marks as permitted herein does not constitute an unauthorized use or misappropriation of any Intellectual Property Right or any other property or proprietary right of any Person.

                  (c) Licensor shall use all reasonable efforts to maintain and keep valid and current such existing and subsequently issued registrations of Licensed Marks, in such territories as are reasonably requested by Licensee, and shall not take or omit to take any action which could damage the Licensed Marks or the goodwill therein.

                  (d) At Licensee's reasonable request, Licensor shall (i) at Licensee's cost and expense, timely file trademark applications for, and diligently pursue the registration of, the Licensed Marks in those countries in which the Licensed Marks are not currently registered and in which Licensee conducts or shall conduct the Business or (ii) permit Licensee, with Licensor's cooperation and written consent, and at Licensee's cost and expense, to timely file trademark applications for, and diligently pursue the registration of, the Licensed Marks in Licensor's name in those countries in which the Licensed Marks are not currently registered and in which Licensee conducts or shall conduct the Business, and Licensor shall assist and cooperate with Licensee in such endeavor.

            12. Indemnification.

                  (a) Licensee shall defend, indemnify, and hold Licensor and its officers, directors, employees, shareholders and affiliates harmless from and against (i) any third-party claim, demand, suit, loss, liability, or damage, including, but not limited to, any amounts paid in settlement thereof and reasonable attorney fees (collectively, "Claims") arising out of or based upon a material breach of Licensee's representations, warranties or covenants hereunder, and (ii) any third-party Claim relating to Intellectual Property Rights arising out of or based upon the operation of the Business or the products or services offered or sold by Licensee or any subsidiary or permitted sublicensee thereof, except for such Claims which are based on or derived from the use of the Licensed Marks, as expressly authorized hereunder.

                  (b) Licensor shall defend, indemnify, and hold Licensee and its officers, directors, employees, shareholders and affiliates harmless from and against any third-party Claim arising out of or based upon (i) a material breach of Licensor's representations, warranties or covenants hereunder, and
(ii) Licensee's use of the Licensed Marks, as expressly authorized hereunder.

                  (c) Each party shall give the other prompt notice of any Claim for which indemnification is sought; shall provide the indemnifying party with complete control over the defense of such Claim; and shall provide all reasonable assistance in connection with the defense of such Claim. Neither party shall be entitled to indemnification for Claims to the extent attributable to such party's gross negligence or willful misconduct.
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            13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon receipt, if mailed by registered or certified mail, postage prepaid, return receipt requested, overnight delivery, confirmed facsimile transmission or hand delivered, as follows:

                  (a)   If to Licensor, to:

                        PHH Holdings Corporation
                        6 Sylvan Way
                        Parsippany, New Jersey  07054
                        Attention:  General Counsel
                        Facsimile No.:  (973) 496-5355

                  (b)   If to Licensee, to:

                        Avis Fleet Leasing and Management Corporation 900 Old Country Road
                        Garden City, New York  11530
                        Attention:  Karen Sclafani, Esq.
                        Facsimile No.:  (516) 222-6922

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing in accordance herewith.

            14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The parties consent to the exclusive jurisdiction of the federal courts of the United States sitting in the Southern District of New York and the courts of the State of New York sitting in the County of New York (and any court to which an appeal therefrom may be taken) for purposes of all legal proceedings arising out of or relating to this Agreement, and the parties hereby waive all defenses of improper venue or that the forum is inconvenient in the Southern District of New York and New York State courts in the County of New York.

            15. Miscellaneous.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof and hereof.
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                  (b) Amendments. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

                  (c) No Waiver. Nothing contained in this Agreement shall cause the failure of either party to insist upon strict compliance with any covenant, obligation, condition or agreement contained herein to operate as a waiver of, or estoppel with respect to, any such covenant, obligation, condition or agreement by the party entitled to the benefit thereof.

                  (d) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (e) Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original and constitute one and the same instrument.

(f) Severability. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; provided, however, that the parties shall use reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto.

                  (g) Specific Performance. Each of the parties hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state or jurisdiction having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

                  (h) Independent Contractors. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have any power to obligate or bind the other in any manner whatsoever, except as otherwise provided for herein.

                  (i) Schedules. Each of the Schedules attached hereto is fully incorporated herein and made part hereof.
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            IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Agreement as of the day and year first written above.


Licensor: PHH HOLDINGS CORPORATION



By:_______________________________________
   Name:
   Title:


Licensee: AVIS FLEET LEASING AND MANAGEMENT CORPORATION



By:_______________________________________
   Name:
   Title: